EXHIBIT 99.1

For More Information:

Public Relations	Investor Relations
Barbara Heffner	Timothy Dolan
CHEN PR, Inc	ICR
508-397-1138	617-956-6727
bheffner@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS FIRST QUARTER 2009 RESULTS

Non-GAAP revenues of $49.4 million, increase of 30% over prior year

Non-GAAP operating income of $9.1 million, increase of 42% over prior year

Waltham, Mass. — April 28, 2009 — Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the first quarter of 2009.

GAAP revenues for the first quarter of 2009 were $48.8 million, a 28% increase from $38.0 million in the first quarter of 2008. Within total revenues, InForm™  license, application hosting and other related revenues were $36.4 million, representing 74.6% of first quarter total revenues and an increase of 26.2% from $28.8 million in the prior year period.

Bob Weiler, chairman and chief executive officer, remarked, “The first quarter was a strong start to the new year, with our top line and profitability results both coming in well above our guidance. During the first quarter, demand was broad-based across our suite of solutions and target markets.”

Weiler added, “During the first quarter, we signed our first significant agreements that can be utilized for both EDC and our Clarix™ IRT offerings. We also recently expanded our overall value proposition with the acquisition of Waban Software. Phase Forward continues to outpace other clinical data solution vendors with the addition of integrated IRT and now statistical computing environment and clinical data repository solutions to our industry leading EDC solution.”

For the first quarter of 2009, GAAP income from operations was $5.2 million, compared to $4.4 million in the first quarter of 2008. GAAP net income for the period was $4.1 million, or $0.09 per diluted share, consistent with the first quarter of 2008.

For the first quarter of 2009, non-GAAP revenues were $49.4 million, which excludes a $628,000 purchase accounting adjustment to record the assumed Clarix deferred revenues and backlog at fair value. Non-GAAP income from operations was $9.1 million, representing an increase of 42% from the prior year period and a non-GAAP operating margin of 18.4%. Non-GAAP net income for the period was $6.7 million, or $0.15 per diluted share, representing an increase from non-GAAP net income of $5.2 million, or $0.12 per diluted share, in the first quarter of 2008.

The attached table presents a reconciliation of GAAP to non-GAAP revenues, income from operations and net income and net income per share applicable to common stockholders for the three months ended March 31, 2008 and 2009. Non-GAAP results exclude the impact of stock-based compensation expense, amortization of intangible assets associated with acquisitions, the purchase accounting adjustment to record the assumed Clarix deferred revenues and backlog at fair value.

Total cash, cash equivalents and short-term investments were $156.3 million at the end of the first quarter, a decrease of $3.1 million compared to $159.4 million at the end of the prior quarter. Long-term investments increased $3.8 million to $21.8 million. During the quarter, the company generated $6.0 million in cash flows from operations. Total deferred revenues were $95.8 million at the end of the quarter, an increase of $7.2 million compared to $88.5 million at the end of the prior quarter.

First Quarter and Recent Business Highlights

•                  In April 2009, Phase Forward announced that it had acquired Waban Software, a leading provider of platform solutions for the automation and compliance of clinical data analysis and reporting. Waban’s solutions are highly synergistic with Phase Forward’s existing products and services and they have been proven in the marketplace with some of the largest pharmaceutical and biotechnology companies in the world.

•                  During the first quarter, the company signed multi-year, multi-million dollar agreements that can be utilized for both InForm EDC and Clarix IRT offerings.

•                  Frost & Sullivan recognized Phase Forward with a 2009 Global Product Line Strategy Award, which is presented each year to a company that has demonstrated the most insight into customer needs and product demands. Phase Forward was selected for demonstrating outstanding achievement and superior performance in areas such as leadership, technological innovation, customer service and strategic product development.

•                  The company’s CRO-related revenue grew 52% year-over-year during the first quarter. CROs such as Quintiles, Parexel, Aptuit and The George Institute for International Health among others continued to work with Phase Forward’s industry-leading solutions, including InForm, Clarix, Clintrial™ as well as its Empirica™ suite of safety solutions.

•                  The company announced an extended agreement to support the FDA’s use of the company’s WebSDMTM software. This follow-on agreement, which involves technical support for the WebSDM software for use by the FDA Center for Drug Evaluation and Research review community, will help the FDA to continue to work effectively with electronic data submissions in CDISC standardized format.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the second quarter of 2009, the company expects non-GAAP revenues to be between $51.0 and $52.0 million, which includes an expected contribution of between $500,000 and $750,000 related to the recently announced acquisition of Waban Software. The company expects non-GAAP operating income to be between $7.9 and $8.4 million. Non-GAAP EPS is expected to be between $0.12 and $0.13. GAAP EPS is expected to be between $0.05 and $0.06, including the purchase accounting adjustment to record the assumed Clarix and Waban deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets. The guidance for both non-GAAP and GAAP EPS includes approximately $0.01 per share dilution related to the Waban acquisition. The expected EPS reflects an estimated tax rate of approximately 37%.

For the full year 2009, the company is increasing its non-GAAP revenues guidance from $200 to $205 million, to between $207 and $212 million. This includes an expected contribution of between $2 and $3 million related to the recently announced acquisition of Waban. On a non-GAAP basis, operating income is expected to be between $33 and $36 million. The company’s non-GAAP EPS guidance is between $0.51 to $0.54, after taking into consideration expected dilution of $0.01 to $0.02 per share related to the Waban acquisition. GAAP EPS is expected to be between $0.26 and $0.29, including expected dilution of $0.04 to $0.05 per share related to the Waban acquisition as well as the purchase accounting adjustment to record the assumed Clarix and Waban deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets. The expected full year EPS reflects an estimated tax rate of approximately 36% to 37%.

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. ET to discuss its financial results for the first quarter 2009 and its outlook for the second quarter and full year 2009. The investor conference call will be available via live webcast on Phase Forward’s website at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-679-8018 and the international dial-in is 617-213-4845. The access code is 43783637. Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for replay until Thursday, May 28, 2009 on the “Investors” page of Phase Forward’s website.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), phase I clinic automation (LabPas™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (Empirica™ Signal) and Signal Management, adverse event reporting (Empirica™ Trace), applied data standards (WebSDM™), Web-integrated interactive response technologies (Clarix™) and clinical data analysis and reporting automation and compliance (Waban SCE/CDR, Waban SMS and Waban LIMS). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 280 organizations and regulatory agencies worldwide including: AstraZeneca,

Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on
Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP revenues, income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2009

Revenues:
License	$12,614	$14,116
Service	25,406	34,700
Total revenues	38,020	48,816

Costs of revenues:
License(2)	655	566
Service(1), (2)	15,528	19,899
Total cost of revenues	16,183	20,465

Gross margin:
License	11,959	13,550
Service	9,878	14,801
Total gross margin	21,837	28,351

Operating expenses:
Sales and marketing(1), (2)	6,151	7,206
Research and development(1)	5,558	8,180
General and administrative(1), (2)	5,700	7,804
Total operating expenses	17,409	23,190

Income from operations	4,428	5,161
Other income:
Interest income	1,901	640
Other, net	134	409
Total other income	2,035	1,049

Income before provision for income taxes	6,463	6,210
Provision for income taxes	2,461	2,132
Net income	$4,002	$4,078

Net income per share applicable to common stockholders:
Basic	$0.10	$0.10

Diluted	$0.09	$0.09

Weighted average number of common shares used in net income per share calculations:
Basic	41,859	42,430

Diluted	43,738	43,998

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$393	$476
Sales and marketing	314	415
Research and development	279	621
General and administrative	760	1,057
Total stock-based compensation expense	$1,746	$2,569

(2) Amounts include amortization of intangible assets, as follows:
Costs of license revenues	$155	$155
Costs of service revenues	—	261
Sales and marketing	100	320
General and administrative	—	25
Total amortization of intangible assets	$255	$761

Phase Forward Incorporated

Reconciliation of GAAP Revenues, GAAP Income From Operations and GAAP Net Income to

Non-GAAP Revenues, Non-GAAP Income From Operations and Non-GAAP Net Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2009
TOTAL REVENUES:
GAAP total revenues	$38,020	$48,816
Deferred revenues and backlog adjustment related to Clarix acquisition (1)	—	628
Non-GAAP total revenues	$38,020	$49,444

INCOME FROM OPERATIONS:
GAAP income from operations	$4,428	$5,161
Stock-based compensation expense	1,746	2,569
Amortization of intangible assets	255	761
Deferred revenues and backlog adjustment related to Clarix acquisition (1)	—	628
Non-GAAP income from operations	$6,429	$9,119

NET INCOME:
GAAP net income	$4,002	$4,078
Stock-based compensation expense, net of tax	1,081	1,687
Amortization of intangible assets, net of tax	158	500
Deferred revenues and backlog adjustment related to Clarix acquisition, net of tax (1)	—	412
Non-GAAP net income	$5,241	$6,677

GAAP net income per share applicable to common stockholders:
Diluted	$0.09	$0.09

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.12	$0.15

(1) Fair value adjustment to deferred revenues and backlog.  Purchase accounting requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value as of the time of the acquisition. Consequently, we do not recognize the full amount of these deferred revenues and backlog. We add back non-GAAP revenues associated with deferred revenues and backlog that were excluded as a result of purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired business in a manner consistent with the revenue recognition for our pre-existing products and services.

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	As of December 31,	As of March 31,
	2008	2009

Assets
Current assets:
Cash and cash equivalents	$131,550	$134,209
Restricted cash, current portion	500	500
Short-term investments	27,893	22,101
Accounts receivable, net of allowance of $578 and $562, respectively	39,999	42,457
Acquired future billings, current portion	1,129	902
Deferred set up costs, current portion	2,393	2,627
Prepaid commissions and royalties, current portion	4,524	5,094
Prepaid expenses and other current assets	4,773	5,448
Deferred income taxes, current portion	12,895	12,641
Total current assets	225,656	225,979

Acquired future billings, net of current portion	962	650
Property and equipment, net	36,615	38,808
Deferred set up costs, net of current portion	1,630	1,774
Prepaid commissions and royalties, net of current portion	4,277	4,375
Intangible assets, net of accumulated amortization of $3,624 and $4,385, respectively	27,586	26,825
Goodwill	39,125	39,269
Deferred income taxes, net of current portion	7,107	4,917
Restricted cash, net of current portion	962	962
Long-term investments	18,022	21,790
Securities settlement agreement	5,322	5,137
Other assets	626	621
Total assets	$367,890	$371,107

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,895	$4,726
Accrued expenses	22,686	15,799
Leasehold incentive obligation, current portion	791	791
Deferred revenues, current portion	79,918	85,843
Total current liabilities	112,290	107,159

Deferred rent, net of current portion	564	1,699
Leasehold incentive obligation, net of current portion	7,248	7,050
Deferred revenues, net of current portion	8,600	9,918
Other long-term liabilities	1,515	1,451
Total liabilities	130,217	127,277

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued— 42,986 and 43,145 shares, respectively	430	431
Additional paid-in capital	283,676	286,127
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive loss	(672)	(1,045)
Accumulated deficit	(45,650)	(41,572)
Total stockholders’ equity	237,673	243,830

Total liabilities and stockholders’ equity	$367,890	$371,107

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2008	2009

Operating activities
Net income	$4,002	$4,078
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,160	3,713
Stock-based compensation	1,746	2,569
Loss on disposal of fixed assets	316	—
Amortization of leasehold incentive obligation	—	(198)
Provision for allowance for doubtful accounts	46	13
Deferred income taxes	2,272	2,444
Amortization of discounts or premiums on investments	(88)	(3)
Recovery of long-term investments	—	(437)
Loss on securities settlement agreement	—	185
Changes in assets and liabilities:
Accounts receivable and acquired future billings	(4,664)	(2,210)
Deferred costs	(865)	(1,155)
Prepaid expenses and other current assets	609	(726)
Accounts payable	1,705	(4,125)
Accrued expenses	(4,900)	(6,715)
Deferred revenue	16,366	7,465
Deferred rent	(149)	1,135
Net cash provided by operating activities	18,556	6,033

Investing activities
Proceeds from maturities of short-term and long-term investments	28,325	12,000
Purchase of short-term and long-term investments	(25,625)	(9,536)
Purchase of property and equipment	(1,403)	(5,174)
Net cash provided by (used in) investing activities	1,297	(2,710)

Financing activities
Proceeds from issuance of common stock	446	342
Withholding taxes in connection with vesting of restricted stock	—	(459)
Net cash provided by (used in) financing activities	446	(117)
Effect of exchange rate changes on cash and cash equivalents	90	(547)
Net increase in cash and cash equivalents	20,389	2,659
Cash and cash equivalents at beginning of period	133,401	131,550
Cash and cash equivalents at end of period	153,790	134,209
Short-term and long-term investments at end of period	45,472	43,891
Total cash, cash equivalents and short-term and long-term investments at end of period	$199,262	$178,100